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                                                                    EXHIBIT 10.3


                                  AGREEMENT


     THIS AGREEMENT is made effective this 15th day of April, 1997, between Bicoastal Holding Company, a Cayman Islands corporation (hereinafter "BICOASTAL"), and CIMETRIX Incorporated, a Nevada corporation located at 100 North Tampa Street, Suite 3550, Tampa, Florida 33602 (hereinafter "CIMETRIX").

                                  RECITALS

     Whereas, BICOASTAL employs Paul A. Bilzerian (hereinafter "Bilzerian") under that certain employment agreement, dated January 1, 1993; and

     Whereas, CIMETRIX desires to utilize Bilzerian from time to time as an officer, director, and/or management consultant to CIMETRIX; and

     Whereas, CIMETRIX desires to utilize other BICOASTAL employees for various tasks and projects.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, BICOASTAL and CIMETRIX covenant and agree as follows:

     1. BICOASTAL agrees to exercise its warrants to purchase six hundred thousand shares of Cimetrix stock and BICOASTAL hereby represents that the present owners of the remaining warrants to purchase five million four hundred thousand shares of Cimetrix common stock have agreed to exercise their warrants for a collective exercise price of one million dollars.

     2. CIMETRIX agrees to purchase from BICOASTAL two hundred thousand (200,000) shares of Cimetrix stock for $5.00 per share.

     3. BICOASTAL agrees to give Cowen & Company, Cimetrix's investment advisor, one hundred thousand (100,000) shares of Cimetrix common stock.

     4. BICOASTAL agrees to provide the full-time services of Bilzerian for a fee of $10,000 per month, and/or Terri L. Steffen for a fee of $4,000 per month, both of which shall be subject to the unilateral termination by Cimetrix on a month-to-month basis. This written Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties. The parties acknowledge and agree that none of them has made any representation with respect to the subject matter of this Agreement or any representations inducing its execution and delivery except such representations as are specifically set forth in this writing and the parties acknowledge that they have relied on their own judgment in entering into the same. The parties further acknowledge that any statements or representations



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that may have been made by any of them to the other are void and of no effect and that none of them has relied on such statements or representations in connection with its dealings with the other.

     5. It is agreed that no waiver or modification of this Agreement or of any covenant, condition, or limitation contained in it shall be valid unless it is in writing and duly executed by the party to be charged with it, and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party under it, unless such waiver or modification is in writing, duly executed as above. The parties agree that the provisions of this paragraph may not be waived except in writing.

     6. The parties agree that it is their intention and covenant that this Agreement and performance under it and all suits and special proceedings relating to it be construed in accordance with and under and pursuant to the laws of the State of Florida and that in any action, or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Florida shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     7. The Agreement shall be binding on and inure to the benefit of the respective parties and their executors, administrators, heirs, personal representatives, successors and assigns.

     8. This Agreement shall expire on March 21, 1999. There shall be no right to terminate this Agreement for any reason by either party hereto unless both parties agree in writing.

     9. This Agreement is not assignable by either party without the written consent of the other party.

     10. The parties hereto irrevocably agree that any legal action or proceeding hereunder, arising out of or in any manner relating to this Agreement, will be brought in the Federal District Court for the Middle District of Florida. The prevailing party of any such legal action or proceeding shall be entitled to reasonable attorneys fees and costs, including any appeals.

     11. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     12. The parties hereto warrant and represent that each has the legal capacity to enter into this Agreement and CIMETRIX further represents that its Board of Directors has authorized CIMETRIX to enter this Agreement.




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     13. All of the terms of this Agreement and the Agreement itself are subject to the approval of the Cimetrix shareholders not later than June 1, 1997. In the event the Cimetrix shareholders fail to approve this Agreement, all of the transactions described herein shall be deemed rescinded.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the dates set forth below.

BICOASTAL HOLDING COMPANY:


By
  ------------------------------        ----------------------------
Paul A. Bilzerian, President            Date

CIMETRIX, INC.:


By
  ------------------------------        ----------------------------
David L. Redmond, Vice President        Date








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